Exhibit 99.2

Purple Innovation Announces Review of Strategic Alternatives to Maximize Shareholder Value

Initiates Review Following Receipt of Expressions of Interest

Returned to Positive Adjusted EBITDA and Positive Cash Flow Generation in Fourth Quarter 2024

and Expanded Credit Facility, Enabling Enhanced Financial Flexibility

Lehi, Utah, March 13, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World’s First No Pressure™ Mattress,” today announced that its Board of Directors (the “Board”) has initiated a review of strategic alternatives for the Company, following inbound expressions of interest. The Board will consider a broad range of opportunities to maximize shareholder value, including, but not limited to, a sale, merger, or other strategic or financial transaction.

To evaluate potential alternatives for the Company, the Board has formed a special committee of independent directors comprised of Gary T. DiCamillo (Chair), D. Scott Peterson, and Claudia Hollingsworth.

Mr. DiCamillo said, “Purple’s Board is committed to maximizing shareholder value and assessing all credible pathways available to the Company to achieve this objective. Following the Company’s recent receipt of expressions of interest – reflecting our attractive position as a leading independent premium mattress brand – we believe it is in the best interests of all Purple stakeholders to initiate a formal review of strategic alternatives. We embark on this process from a position of strength, having delivered positive Adjusted EBITDA and positive cash flow performance in the fourth quarter of 2024, while meaningfully enhancing our financial position through the expansion of our existing credit facility. As the Board conducts its review, the Purple team remains laser focused on executing against our Path to Premium strategy and continuing to serve our customers and wholesale partners.”

The Board has not set a timetable for the conclusion of its evaluation, nor has it made any decisions related to any potential strategic alternatives at this time. Purple does not intend to comment on this review of strategic alternatives until it deems further disclosure is appropriate or necessary. There can be no assurances as to the outcome or timing of such review, or whether any particular transaction may be pursued or consummated.

Purple has retained Jefferies LLC as financial advisor to assist in its review of strategic alternatives.

Purple today separately reported financial results for the fourth quarter and full year ended December 31, 2024, as well as an increase of $19 million in its existing term loan, bringing the total commitment to $80 million.

About Purple

Purple, the leading premium mattress company with the #1 Gel Grid technology in the world, the GelFlex® Grid, thoughtfully engineers products that make restorative sleep effortless for every kind of sleeper. The result of over 30 years of innovation and in comfort technologies, Purple’s GelFlex Grid is the most significant advancement in mattresses in decades and is proven to reduce aches and pains. It instantly adapts as you move, balances temperature, relieves pressure and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 58 Purple stores and over 3,000 retailers nationwide. Sleep Better. Live Purple.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding our exploration of strategic alternatives, the timing thereof, and future prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2024, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.